Exhibit 99.1

CSS Industries, Inc. Reports Results of Operations for the Three and Nine Months Ended December 31, 2013

PHILADELPHIA--(BUSINESS WIRE)--January 27, 2014--CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the three and nine months ended December 31, 2013. As previously announced, the Company divested the Halloween portion of its Paper Magic Group, Inc. business during fiscal 2013. Halloween sales in the three and nine months ended December 31, 2012 totaled approximately $1,415,000 and $29,345,000, respectively. Due to the divestiture, this level of sales did not recur in fiscal 2014. The Company’s fiscal year ends on March 31. References to a particular fiscal year refer to the fiscal year ending in March of that year. For example, “fiscal 2014” refers to the fiscal year ending March 31, 2014.

Sales for the third quarter of fiscal 2014 decreased to $106,295,000 from $116,020,000 in the third quarter of fiscal 2013. Approximately $1,299,000 of the lower sales level is due to the divestiture of the Halloween business as discussed above, with the balance of the lower sales level primarily due to lower sales of Christmas products and narrow woven ribbon. Income from continuing operations before income taxes for the third quarter of fiscal 2014 was $16,316,000 compared to $17,019,000 in the third quarter of fiscal 2013. Income from continuing operations for the third quarter of fiscal 2014 was $10,988,000, or $1.18 per diluted share, versus $11,600,000, or $1.21 per diluted share, in the third quarter of the prior fiscal year. Net income for the third quarter of fiscal 2014, including discontinued operations, was $11,007,000, or $1.18 per diluted share, versus $11,611,000, or $1.22 per diluted share, in the third quarter of fiscal 2013. Results for the third quarter of fiscal 2014 and 2013 include income from Halloween operations and charges incurred as a result of the divestiture as detailed in the charts below.

Third Quarter of Fiscal 2014		Halloween Impact		Non-GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$16,316,000	$123,000	$-	$16,193,000
Income tax expense	5,328,000	44,000	-	5,284,000
Income from continuing operations	10,988,000	79,000	-	10,909,000
Diluted net income per common share - continuing operations	$1.18	$0.01	$-	$1.17

Third Quarter of Fiscal 2013		Halloween Impact		Non-GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$17,019,000	$(223,000)	$-	$17,242,000
Income tax expense	5,419,000	(82,000)	-	5,501,000
Income from continuing operations	11,600,000	(141,000)	-	11,741,000
Diluted net income per common share - continuing operations	$1.21	$(0.01)	$-	$1.23

Sales for the first nine months of fiscal 2014 decreased to $265,899,000 from $310,572,000 in the first nine months of fiscal 2013. Approximately $28,063,000 of the lower sales level is due to the divestiture of the Halloween business in the second quarter of fiscal 2013, with the balance primarily due to lower sales of All Occasion stationery products, Christmas products and narrow woven ribbon. Income from continuing operations before income taxes for the first nine months of fiscal 2014 was $29,785,000 compared to $27,945,000 in the first nine months of fiscal 2013. Results for the first nine months of fiscal 2013 include a pretax loss of $4,352,000 relating to the Halloween business. This loss was comprised of $2,412,000 of income from Halloween operations offset by $6,764,000 of charges incurred as a result of the divestiture. Income from continuing operations for the first nine months of fiscal 2014 was $20,167,000, or $2.13 per diluted share, versus $17,573,000, or $1.83 per diluted share, in the first nine months of the prior fiscal year. Results in the first nine months of fiscal 2013 include a net loss of $3,651,000, or $0.39 per diluted share, relating to the Halloween business. Net income for the first nine months of fiscal 2014, including discontinued operations, was $20,298,000, or $2.14 per diluted share, versus $17,628,000, or $1.84 per diluted share, in the first nine months of fiscal 2013. Results for the first nine months of fiscal 2014 and 2013 include income from Halloween operations and charges incurred as a result of the divestiture as detailed in the charts below.

First Nine Months of Fiscal 2014		Halloween Impact		Non-GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$29,785,000	$(93,000)	$-	$29,878,000
Income tax expense	9,618,000	(35,000)	-	9,653,000
Income from continuing operations	20,167,000	(58,000)	-	20,225,000
Diluted net income per common share - continuing operations	$2.13	$(0.01)	$-	$2.14

First Nine Months of Fiscal 2013		Halloween Impact		Non-GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$27,945,000	$2,412,000	$(6,764,000)	$32,297,000
Income tax expense	10,372,000	831,000	(1,532,000)	11,073,000
Income from continuing operations	17,573,000	1,581,000	(5,232,000)	21,224,000
Diluted net income per common share - continuing operations	$1.83	$0.16	$(0.55)	$2.21

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of all occasion and seasonal social expression products, principally to mass market retailers. These all occasion and seasonal products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2013 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three and nine months ended December 31, 2013 and 2012 and condensed consolidated balance sheets as of December 31, 2013, March 31, 2013 and December 31, 2012 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Sales	$106,295	$116,020	$265,899	$310,572

Costs and expenses
Cost of sales	70,029	78,407	178,447	214,930
Selling, general and administrative expenses	19,865	20,510	57,544	61,934
Disposition of product line, net	-	-	-	5,798
Interest expense (income), net	82	(1)	152	(68)
Other income, net	3	85	(29)	33
	89,979	99,001	236,114	282,627

Income from continuing operations before income taxes	16,316	17,019	29,785	27,945

Income tax expense	5,328	5,419	9,618	10,372

Income from continuing operations	10,988	11,600	20,167	17,573

Discontinued operations, net of tax	19	11	131	55

Net income	$11,007	$11,611	$20,298	$17,628

Net income per common share
Basic:
Continuing operations	$1.18	$1.21	$2.14	$1.83
Discontinued operations	$0.00	$0.00	$0.01	$0.01
Total (1)	$1.18	$1.22	$2.15	$1.84

Diluted:
Continuing operations	$1.18	$1.21	$2.13	$1.83
Discontinued operations	$0.00	$0.00	$0.01	$0.01
Total (1)	$1.18	$1.22	$2.14	$1.84

Weighted average shares outstanding
Basic	9,296	9,548	9,420	9,594
Diluted	9,341	9,554	9,467	9,597

Cash dividends per share of common stock	$0.15	$0.15	$0.45	$0.45

(1) Total net income per common share may not foot due to rounding.

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	March 31,	December 31,
	2013	2013	2012
	(Unaudited)	(Audited)	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$68,551	$87,108	$53,347
Accounts receivable, net	88,934	43,133	94,445
Inventories	65,156	62,598	66,087
Deferred income taxes	3,873	4,520	4,834
Other current assets	12,410	13,073	13,704
Current assets of discontinued operations	-	2	-

Total current assets	238,924	210,434	232,417

PROPERTY, PLANT AND EQUIPMENT, NET	27,553	27,956	28,164

DEFERRED INCOME TAXES	3,314	3,974	195

OTHER ASSETS
Goodwill	14,522	14,522	14,522
Intangible assets, net	26,763	28,004	28,446
Other	4,156	4,290	7,046

Total other assets	45,441	46,816	50,014

Total assets	$315,232	$289,180	$310,790

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued customer programs	6,188	4,015	7,089
Other current liabilities	44,363	30,718	45,717
Current liabilities of discontinued operations	314	644	499

Total current liabilities	50,865	35,377	53,305

LONG-TERM OBLIGATIONS	4,814	4,825	5,020

STOCKHOLDERS' EQUITY	259,553	248,978	252,465

Total liabilities and stockholders' equity	$315,232	$289,180	$310,790

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(in thousands, except per share amounts)

The following is a reconciliation and computation of income from continuing operations before income taxes, income tax expense, income from continuing operations and diluted income per share from continuing operations to exclude income from Halloween operations and charges incurred as a result of the divestiture of the Halloween portion of the Paper Magic Group, Inc. business:

	Three Months Ended December 31, 2013
				Diluted
	Income from			Income Per
	Continuing	Income	Income from	Share,
	Operations Before	Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$16,316	$5,328	$10,988	$1.18
Included in selling, general and administrative	(123)	(44)	(79)	(0.01)
Non-GAAP Measurement	$16,193	$5,284	$10,909	$1.17

	Three Months Ended December 31, 2012
				Diluted
	Income from			Income Per
	Continuing	Income	Income from	Share,
	Operations Before	Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$17,019	$5,419	$11,600	$1.21
Included in operating results	223	82	141	0.01
Included in cost of sales	-	-	-	-
Included in disposition of product line, net	-	-	-	-
Non-GAAP Measurement	$17,242	$5,501	$11,741	$1.23

	Nine Months Ended December 31, 2013
				Diluted
	Income from			Income Per
	Continuing	Income	Income from	Share,
	Operations Before	Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$29,785	$9,618	$20,167	$2.13
Included in selling, general and administrative	93	35	58	0.01
Non-GAAP Measurement	$29,878	$9,653	$20,225	$2.14

	Nine Months Ended December 31, 2012
				Diluted
	Income from			Income Per
	Continuing	Income	Income from	Share,
	Operations Before	Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$27,945	$10,372	$17,573	$1.83
Included in operating results	(2,412)	(831)	(1,581)	(0.16)
Included in cost of sales	966	354	612	0.06
Included in disposition of product line, net	5,798	1,178	4,620	0.48
Non-GAAP Measurement	$32,297	$11,073	$21,224	$2.21

Management believes that presentation of results of operations adjusted for the affects of the disposition of the Halloween product line provides useful information to investors with respect to the Company’s operating results for the three- and nine months ended December 31, 2013 and 2012 because it enhances comparability between the reporting periods.

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
215-569-9900